EX-23.1
                       CONSENT OF ACCOUNTANTS

                      BECKSTEAD AND WATTS, LLP
                    Certified Public Accountants
                       3340 Wynn Rd., Ste. B
                        Las Vegas, NV 89102
                           702.257.1984


August 27, 2004


U.S. Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8 POS) which registers an aggregate of 100,000,000 shares of common stock of GameZnFlix, Inc. under the GameZnFlix, Inc. "Amended and Restated Stock Incentive Plan" and to the incorporation by reference therein of our report dated April 13, 2003 with respect to the financial statements of the Company included in its annual report for the year ended December 31, 2003, filed with the U.S. Securities and Exchange Commission.

                                       Sincerely,


                                       /s/  Beckstead and Watts, LLP
                                       Beckstead and Watts, LLP